EXHIBIT 10.21

                                  AMENDMENT NO. 2 TO
                                KU ENERGY CORPORATION
                          ANNUAL PERFORMANCE INCENTIVE PLAN


                    The KU Energy Corporation Annual Performance Incentive

          Plan, as heretofore amended (the "Plan"), is hereby further amended, effective as of November 1, 1996, in the following respects:

                    1.   By deleting Section 7.5 of the Plan and inserting

          in lieu thereof the following:

                    "7.5 The Committee may adjust the threshold, target,
                         and maximum performance goals for each performance criterion at any time during a Plan Year to reflect any extraordinarily unusual occurrence occurring prior to a Change in Control (as defined in Section 13.1) which is outside the control of management and/or any Participant, which occurrence has a significant impact on the Company."

                    2.   By deleting Section 9.3 of the Plan and inserting

          in lieu thereof the following:

                    "9.3 If the Participant's employment with the Employer
                         and Affiliates is terminated after the end of the Plan Year, but prior to receipt of the corresponding Incentive Award, the Participant, or the Participant's Beneficiary in the case of the Participant's death, shall be paid the full Incentive Award at the time the other Participants' Incentive Awards are paid, unless termination occurs prior to the occurrence of a Change in Control (as defined in Section 13.1) and is the result of gross negligence or malfeasance as determined by the Committee in which case no award will be paid."

                    3.   By deleting Section 9.4 of the Plan and inserting

          in lieu thereof the following:

                    "9.4 Notwithstanding any provision of the Plan,
                         the Chief Executive Officer of the Company, in his sole discretion, may limit or eliminate any Participant's participation in the Plan, provided such limitation or elimination occurs both prior to the date the award would otherwise be paid to the

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                         Participant and the date on which a Change in
                         Control (as defined in Section 13.1) occurs."

                    4.   By deleting the second sentence of Article X of

          the Plan and inserting in lieu thereof the following:

                    "Such election, however, shall not apply to all or any part of an Incentive Award (i) payable for a Plan Year in the event of the Participant's death prior to the time other Participants' Incentive Awards for that Plan Year are paid or (ii) payable on or after the occurrence of a Change in Control (as defined in Section 13.1)."

                    5.   By adding a new sentence at the end of Article XI

          of the Plan as follows:

                    "Notwithstanding the preceding sentence, no termination, amendment, modification or supplement may be made on or after the occurrence of a Change in Control (as defined in Section 13.1) that adversely affects the right of any person without his prior written consent."

                    6.   By adding a new Section 12.6 after Section 12.5 of

          the Plan as follows:

                   "12.6 The Company shall require any successor (whether
                         direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Plan shall be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed to "Company" for the purposes of this Plan). This Plan shall inure to the benefit of and be enforceable by Participant's personal or legal representatives, executors, administrators, successors, heirs, Beneficiaries, distributees and/or legatees."




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                    7.   By adding a new Article XIII to the Plan after

          Article XII as follows:

                          "ARTICLE XIII - CHANGE IN CONTROL

                    13.1 A change in control ("Change in Control") for
                         purposes of the Plan shall have occurred if at any time on or after November 1, 1996 any of the following events shall occur:

                         (a)  The Company or KU (as defined below) is
                              merged or consolidated or reorganized
                              into or with another corporation or
                              other legal person, and as a result of
                              such merger, consolidation or
                              reorganization less than 60% of the
                              combined voting power of the then-
                              outstanding securities of such
                              corporation or person immediately after
                              such transaction is held in the
                              aggregate by the holders of the then-
                              outstanding securities entitled to vote
                              generally in the election of directors
                              (the "Voting Stock") of the Company
                              immediately prior to such transaction;

                         (b)  The Company or KU sells or otherwise
                              transfers all or substantially all of
                              its assets to any other corporation or
                              other legal entity, and as a result of
                              such sale or transfer less 60% of the
                              combined voting power of the then-
                              outstanding securities of such other
                              corporation or entity immediately after
                              such sale or transfer is held in the
                              aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

                         (c)  There is a report filed on Schedule 13D
                              or Schedule 14D-1 (or any successor
                              schedule, form or report or item
                              therein), each as promulgated pursuant
                              to the Securities Exchange Act of 1934,
                              as amended (the "Exchange Act")
                              disclosing that any person (as the term
                              "person" is used in Section 13(d)(3) or
                              Section 14(d)(2) of the Exchange Act)
                              has become the beneficial owner (as the
                              term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 10% or more of the combined voting power

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                              of the Voting Stock of the Company or
                              the Voting Stock of KU; or

                         (d)  If at any time during any period of two
                              consecutive years, individuals who at
                              the beginning of any such period
                              constitute the directors of the Company
                              or KU cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by such company's stockholders, of each director of such company first elected during such period was approved by a vote of at least two-thirds of the directors of such company then still in office who were directors of such company at the beginning of any such period.

                              Notwithstanding the foregoing provisions of paragraph (c) above, unless otherwise determined in a specific case by majority vote of the Board of Directors of the Company and KU, a "Change in Control" shall not be deemed to have occurred for purposes of the Plan solely because (i) the Company, (ii) an entity in which the Company, KU or one or more other Subsidiaries directly or indirectly beneficially owns 50% or more of the voting securities (a
                              "Subsidiary"), or (iii) any Company-
                              sponsored, KU-sponsored or Subsidiary-
                              sponsored employee stock ownership plan
                              or any other employee benefit plan of
                              the Company, KU or Subsidiary, either
                              files or becomes obligated to file a
                              report under or in response to
                              Schedule 13D or Schedule 14D-1 (or any
                              successor schedule, form or report or
                              item therein) under the Exchange Act,
                              disclosing beneficial ownership by it of shares of Voting Stock of the Company or KU, whether in excess of 10% or otherwise. For purposes of this
                              Section 13.1, "KU" shall mean Kentucky
                              Utilities Company.

                    13.2 In the event a Change in Control under the
                         preceding Section 13.1 occurs during a Plan
                         Year, then, notwithstanding anything to the contrary in Article IX or otherwise in the Plan, no payments of Incentive Awards shall be made under Article IX for such Plan Year, but instead, each Participant employed by the

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                         Employer or an Affiliate immediately prior to
                         the date on which the Change in Control
                         occurs and each Participant who had
                         terminated employment with the Employer and Affiliates during the Plan Year by reason of Retirement, Disability or death prior to the occurrence of the Change in Control shall have a right (or, in the case of the Participant's death, his Beneficiary shall have the right) to an immediate cash payment of an Incentive Award based on actual base salary earned during the Plan Year while a Participant prior to the occurrence of the Change in Control or earlier termination and the assumption that established targets were met. Such payments shall be made within 15 days after the date on which the Change in Control occurs."

                    IN WITNESS WHEREOF, KU Energy Corporation has caused

          this instrument to be executed in its name by its Chairman of the

          Board, President and Chief Executive Officer and its Corporate

          Seal to be hereunto affixed, attested by its Secretary, as of the

          16th day of December, 1996.



                                             KU ENERGY CORPORATION



                                             By:/s/Michael R. Whitley
                                                Chairman of the Board,
                                                President and Chief
                                                Executive Officer
          [CORPORATE SEAL]

          ATTEST:

          /s/George S. Brooks II









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